EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.0001 per share, of Terran Orbital Corporation (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: April 1, 2022	FP CREDIT PARTNERS II, L.P.

By: FP Credit Partners GP II, L.P., its general partner
By: FP Credit Partners GP II Management, LLC, its general partner

/s/ Steve Eisner
	Name:	Steve Eisner
	Title:	General Counsel and Chief Compliance Officer

FP CREDIT PARTNERS PHOENIX II L.P.

By: FP Credit Partners GP II, L.P., its general partner
By: FP Credit Partners GP II Management, LLC, its general partner

/s/ Steve Eisner
	Name:	Steve Eisner
	Title:	General Counsel and Chief Compliance Officer

FP CREDIT PARTNERS GP II, L.P.

By: FP Credit Partners GP II Management, LLC, its general partner

/s/ Steve Eisner
	Name:	Steve Eisner
	Title:	General Counsel and Chief Compliance Officer

FP CREDIT PARTNERS GP II MANAGEMENT, LLC

/s/ Steve Eisner
	Name:	Steve Eisner
	Title:	General Counsel and Chief Compliance Officer

FRANCISCO PARTNERS MANAGEMENT, L.P.

/s/ Steve Eisner
	Name:	Steve Eisner
	Title:	General Counsel and Chief Compliance Officer